LifeVantage Appoints WSRP, LLC as its New Independent Auditor

The Company dismissed BDO USA, LLP as its independent auditor due to BDO USA’s determination that it was not independent of the Company with respect to fiscal 2016

Salt Lake City, UT, July 13, 2016, LifeVantage Corporation (Nasdaq: LFVN), announced that the Audit Committee of the Board of Directors has appointed WSRP, LLC as its independent auditor, effective July 11, 2016. WSRP will immediately commence work to re-review the Company’s quarterly results for the period ended March 31, 2016 and related 10-Q, and audit the Company’s financial results for the fiscal year ended June 30, 2016.
The decision by the Audit Committee of the Board of Directors to engage WSRP was made after the Audit Committee dismissed BDO USA, LLP as the Company’s auditor due to BDO’s determination that it was not independent of the Company with respect to the fiscal year ended June 30, 2016. The dismissal of BDO as the Company’s independent auditor was effective July 7, 2016.
During its initial preparation of year-end audit work, BDO discovered that a firm in the BDO international network had provided payroll services as a subcontractor to a third party contractor who had been engaged to provide payroll and human resource services to the Company’s Japanese subsidiary. These services were performed on behalf of the Company’s Japanese subsidiary during fiscal 2016, but had concluded prior to BDO’s appointment as the Company’s auditor. Neither the Company nor BDO was aware that these services had been performed by an international affiliate of BDO at the time BDO was appointed as the Company’s auditor in April 2016. Because these services were performed during fiscal 2016, BDO’s independence was compromised with respect to that fiscal year.

However, the Company may choose to reevaluate BDO’s independence in subsequent fiscal years.
“We were very disappointed to have learned of BDO’s lack of independence, but are pleased to have been able to engage WSRP as our independent auditor so quickly after having to dismiss BDO,” said LifeVantage Audit Committee Chairman Richard Okumoto.
“BDO’s impaired independence is unrelated to the Company’s financial statements, accounting practices, the integrity of the Company’s management or any other matter relating to the Company,” said LifeVantage Chief Financial Officer Mark Jaggi. “Prior to the determination by BDO that it was not independent, we did not believe that there were any issues relating to BDO’s independence, and we continue to believe that the payroll services at issue did not compromise BDO’s integrity or objectivity.”
There were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
The dismissal of BDO occurred prior to the fiscal 2016 audit and BDO was not the Company’s independent auditor in any previous fiscal years.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, its line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Canine Health®, the AXIO® energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our auditor transition, future growth and distributor success. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contacts:
Cindy England (801) 432-9036
Director of Investor Relations
-Or-
Scott VanWinkle (617) 956-6736
Managing Director, ICR

Company Relations Contact:
John Genna (801) 432-9172
Vice President of Communications & Corporate Partnerships